Exhibit 10.6

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of October 5, 2005 (this “Agreement”) is by and between Viisage Technology, Inc. a Delaware corporation (“Company”) and the undersigned stockholder (the “Stockholder”) of the Company.

WHEREAS, as of the date hereof, the Stockholder owns of record and beneficially (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) the number of shares of capital stock of the Company set forth on the signature page hereto (such shares, or any other voting or equity of securities of the Company hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);

WHEREAS, the Company and L-1 Investment Partners LLC (the “Investor”) have entered into a certain Investment Agreement of even date herewith (the “Investment Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, the Investor will purchase shares of common stock of the Company and warrants to purchase shares of common stock of the Company (the “Investment”); and

WHEREAS, as a condition to the willingness of the Company and the Investor to consummate the Investment, the Company and the Investor have required that the Stockholder agree, and in order to induce the Company and the Investor to enter into the Investment, the Stockholder is willing to agree to vote the Shares in favor of the Investment upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting of Shares.

(a) Voting. The Stockholder covenants and agrees that until the termination of this Agreement in accordance with the terms hereof, at any meeting of the stockholders of the Company, however called with respect to any of the following, and in any action by written consent of the stockholders of the Company with respect to any of the following, the Stockholder will vote, or cause to be voted, all of his, her or its respective Shares (i) in favor of the Investment and the transactions contemplated by the Investment Agreement and any matter that could reasonably be expected to facilitate the Investment and the transactions contemplated by the Investment Agreement, and (ii) against any Competing Transaction (as defined in the Investment Agreement) and any matter that could reasonably be expected to hinder, impede or delay the consummation of the Investment and the transactions contemplated by the Investment Agreement.

(b) Irrevocable Proxy.

(i) The Stockholder hereby irrevocably grants to and appoints, and hereby authorizes and empowers, the Company, and any individual designated in writing by it, and each of them individually, as the Stockholder’s sole and exclusive proxy and attorney-in-fact

(with full power of substitution and resubstitution), for and in the Stockholder’s name, place and stead, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to his, her or its Shares at any meeting of the stockholders of the Company called, and in every written consent in lieu of such meeting, with respect to any of the matters specified in, and in accordance and consistent with, this Section 1. The Stockholder may vote the Shares on all other matters not contemplated by this Section 1.

(ii) The Investor and the Company understands and acknowledges that the Investor and Company are entering into the Investment in reliance upon the Stockholder’s execution and delivery of this Agreement. The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1(b) constitutes an inducement for the Investor and the Company to enter into the Investment. Except as otherwise provided for herein, the Stockholder hereby (a) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (b) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (c) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of Delaware General Corporation Law.

(iii) Upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies or powers of attorney given by the Stockholder with respect to the Shares. The Stockholder acknowledges and agrees that no subsequent proxies with respect to such Shares shall be given, and if given, shall not be effective. All authority conferred herein shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the Expiration Date (as defined in Section 4).

2. Transfer of Shares.

(a) Until the consummation of the Investment or unless the transferee agrees to be bound by the terms of this Agreement, the Stockholder covenants and agrees that the Stockholder will not directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

(b) The Company shall not recognize the transfer of any Shares in violation of the transfer restrictions set forth in Section 2(a) of this Agreement.

3. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a) Ownership of Shares. The Stockholder owns of record and beneficially all of the Shares set forth on the signature page hereto and has good and marketable title to such Shares. The Stockholder does not own any equity interest in the Company other than as set forth on the signature page hereto. The Stockholder has sole voting power (or shared voting power solely with its affiliates), without restriction, with respect to all of the Shares. The Stockholder has not entered into any agreement to sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares.

(b) Power, Binding Agreement. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its, his or her obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

(c) No Conflict; Required Filings and Consents.

(i) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (a) conflict with or violate any statute, law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected, (b) violate or conflict with the certificate of incorporation, bylaws or other equivalent organizational documents of the Stockholder (if any), or (c) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to another party any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or encumbrance or restriction on any of the property or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets is bound or affected. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement.

(ii) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any governmental or regulatory authority, domestic or foreign, except for applicable requirements, if any, of the Exchange Act. The Stockholder does not have any understanding in effect with respect to the voting or transfer of any of the Shares other than its understanding of voting pursuant to this Agreement.

(iii) If the Stockholder is a natural person and is married, and the Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding on the Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms.

(d) Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Stockholder or any of the Stockholder’s affiliates, threatened before any agency, administration, court or tribunal, foreign or domestic, against the Stockholder or any of the Stockholder’s affiliates or any of their respective properties or any of their respective officers or directors, in the case of a corporate entity (in their capacities as such), or any of their respective partners (in the case of a partnership) that, individually or in the aggregate, could reasonably be expected to materially delay or impair the Stockholder’s ability to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against the Stockholder or any of the Stockholder’s affiliates, or, to the knowledge of the Stockholder or any of the Stockholder’s affiliates, any of their respective directors or officers (in their capacities as such), in the case of a corporate entity, or any of their respective partners (in the case of a partnership), that, individually or in the aggregate, could reasonably be expected to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Stockholder’s ability to consummate the transactions contemplated by this Agreement.

4. Termination. This Agreement shall terminate upon the Expiration Date; provided, however, that no such termination shall relieve any party of liability for a material breach hereof prior to termination. As used herein, “Expiration Date” shall mean the earlier to occur of (i) the consummation of the Investment, and (ii) the date the Investment Agreement is terminated in accordance with the terms thereof.

5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

6. Additional Documents. The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement.

7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

(b) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of laws.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(e) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(1)	if to the Company, to:

Viisage Technology, Inc.

296 Concord Road, Third Floor

Billerica, MA 01821

Attention: General Counsel

and

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: Charles J. Johnson, Esq.

(2)	if to the Stockholder, at its address as shown on the books of the Company.

(f) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by the Stockholder without the prior written consent of the Company shall be void.

(g) Legal Counsel. The Stockholder acknowledges that he, she or it has been advised to, and has had the opportunity to consult with his, her or its personal attorney prior to entering into this Agreement. The Stockholder further acknowledges that attorneys for the Company represent the Company and do not represent the Stockholder or any of the stockholders of the Company in connection with the this Agreement or any of the transactions contemplated hereby.

(h) Agreement Negotiated. The Stockholder acknowledges that he, she or it has been advised to, and has had the opportunity to, consult with his, her or its personal attorney prior to entering into this Agreement. As a consequence, the Stockholder does not believe or intend that any laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive its effects.

(i) Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

(j) Submission to Jurisdiction. Each of the parties to this Agreement (i) submits to the jurisdiction of any state or federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section 7(j), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(l) Waiver of Conflicting Agreements. The Stockholder hereby waives any provision of any agreements, whether written or oral, that is or, with the passage of time or the occurrence of events could be, inconsistent with or violated by a term of this Agreement. The Stockholder intends that the foregoing waiver be read with, and to the extent necessary for effectiveness be deemed a single instrument including, any similar waivers set forth in agreements of form similar to this Agreement and any similar waiver by the Company.

(m) Survival of Representations and Warranties. All representations and warranties made by the Stockholder in this Agreement shall terminate on the Expiration Date.

[Signatures appear on following page.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

COMPANY:

VIISAGE TECHNOLOGY, INC.

By	/s/ Denis K. Berube
Name:	Denis K. Berube
Title:	Chairman of the Board

STOCKHOLDER:

By:	/s/ B.G. Beck
Name:	B.G. Beck
Title:

Stock Certificate Number	Number of Shares of Common Stock Represented Thereby

[SIGNATURE PAGE TO VOTING AGREEMENT]